EXHIBIT 4.1(b)

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION


                                    * * * * *


             METRO-TEL CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

             FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted resolutions proposing and declaring advisable the following amendment of the Certificate of Incorporation of said corporation:

                   RESOLVED,    that   this    Corporation's    Certificate   of
             Incorporation be amended by striking out the first paragraph of Article FOURTH thereof and substituting in lieu of said paragraph the following new paragraph:

                   "FOURTH: The total authorized capital stock of this Corporation is Fifty Thousand Dollars ($50,000.00), divided into Two Million Shares (2,000,000) of the par value of Two and a Half Cents ($.025) each, all of which shall be known as Common Stock."

             SECOND: That the said amendment has been consented to and authorized by the vote of more than a majority of all the issued and outstanding shares of stock entitled to vote, at a meeting duly called and held for that purpose on the 22nd day of March, 1968, at the office of the corporation.

             THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of The General Corporation Law of Delaware.

             FOURTH: All of the shares of the issued and outstanding capital stock of the corporation shall by this Amendment be changed and reclassified into shares of the new common stock of this corporation so that each share of stock as the same existed immediately preceding the effective date of this Amendment shall by this Amendment be reclassified into four shares of the new capital stock.

             FIFTH: That the capital of said corporation will not be reduced under or by reason of said amendment.

             IN WITNESS WHEREOF, said METRO-TEL CORP., has caused its corporate seal to be hereunto affixed and this certificate to be signed by Venerando J. Indelicato, its President, and Lloyd Frank, its Secretary, this 22nd day of March, 1968.

                                              METRO-TEL CORP.


                                          By: /s/ Venerando J. Indelicato
                                              ----------------------------------
                                              Venerando J. Indelicato,
                                              President


                                          By: /s/ Lloyd Frank
                                              ----------------------------------
                                              Lloyd Frank,
                                              Secretary

Attest:

STATE OF NEW YORK      )                 SS:
                       )
COUNTY OF NEW YORK     )


             BE IT REMEMBERED, that on this 22nd day of March, 1968, personally came before me, a Notary Public in and for the County and State aforesaid, VENERANDO J. INDELICATO, President of METRO-TEL CORP., a corporation of the State of Delaware, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and he, the said VENERANDO J. INDELICATO, as such President, duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation; that the signatures of the said President and of the Secretary of said corporation to said foregoing certificate are in the handwriting of the said President and Secretary of said corporation, respectively, and that the seal affixed to said certificate is the common or corporate seal of said corporation, and that the facts therein stated are true.

             IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

                                            /s/ Paul E.
                                            -------------------------------
                                                Paul E.

                                               Notary Public